                                                                     Exhibit 4.3

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                     ______________________________________

                          DISCOVERY THERAPEUTICS, INC.

                          COMMON STOCK PURCHASE WARRANT

                     ______________________________________


     This certifies that, for good and valuable consideration, Discovery Therapeutics, Inc., a Delaware corporation (the "Company"), grants to Gerard Klauer Mattison & Co., Inc., or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company 136,400 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $6.00 (the "Exercise Price"), from time to time, prior to 5:00 PM Eastern Standard Time on March 30, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

Certificate No. CW-1
                ------

Number of Shares: 136,400
                  -------

Name of Warrantholder: Gerard Klauer Mattison & Co., Inc.

     1.   Duration and Exercise of Warrant; Limitation on Exercise; Payment of
          --------------------------------------------------------------------
Taxes.
-----

          1.1. Duration and Exercise of Warrant. Subject to the terms and
               --------------------------------
conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

               1.1.1. the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

               1.1.2. the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

          1.2. Conversion Right.
               ----------------

               1.2.1. In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price; provided,
                                                                    --------
however, that the Warrantholder shall be required to pay the par value for any
-------
shares of Common Stock so delivered) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

               1.2.2. The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, together with a duly executed Exercise Form (with the conversion section completed) and the par value for any shares of Common Stock deliverable pursuant to such conversion, to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.

               1.2.3. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               1.2.3.1. If the Common Stock is listed on a national securities exchange, then the Fair Market Value shall be the average of the last ten "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last ten Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last ten "daily sales prices" of the Common Stock on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on the last ten Business Days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

          1.2.3.2. If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least nine of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).

     1.3. Limitations on Exercise. Notwithstanding anything to the contrary
          -----------------------
herein, this Warrant may be exercised only upon the delivery to the Company of any certificates, legal opinions, or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such certificates, legal opinions or other documents are reasonably acceptable to the Company.

     1.4. Warrant Shares Certificate. A stock certificate or certificates
          --------------------------
for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within ten Business Days after receipt of the Exercise Form and receipt of payment of the purchase price if the Conversion Right is not exercised. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.5. Payment of Taxes. The issuance of certificates for Warrant Shares
          ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
                                       --------  -------
shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6. Divisibility of Warrant; Transfer of Warrant.
          --------------------------------------------

          1.6.1. Subject to the provisions of this Section 1.6, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

               1.6.2. Upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give advance written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonably sufficient detail, and, if reasonably requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act. The Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not reasonably acceptable to the Company or if such documentation is not provided. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

          1.7. Fractional Shares. No fractional shares or script representing
               -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current Fair Market Value of a share.

     2.   Restrictions on Transfer; Restrictive Legends.
          ---------------------------------------------

     Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

               THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY

     INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

          THE WARRANT SHARES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND ITS OTHER STOCKHOLDERS, AS PROVIDED IN THE BYLAWS OF THE COMPANY.

          INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY, THE VARIATIONS THEREIN AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE CLASSES OR SERIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     3.   Reservation and Registration of Shares, Etc.  The Company covenants
          --------------------------------------------
and agrees as follows:

          3.1. all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

          3.2. during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

          3.3. the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     4. Loss or Destruction of Warrant.
        ------------------------------

     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant (including, but not limited to, an affidavit of the Warrantholder) and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant.
        --------------------

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. Company Representations. The Company hereby represents and warrants to
        -----------------------
the Warrantholder that:

        6.1. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights.

        6.2. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency (other than such consents, approvals, notices, actions, filings, etc., as have already been obtained or made, as the case may be).

     7. Adjustment of Exercise Price and Number of Warrant Shares; Record Date.
        ----------------------------------------------------------------------
The number of Warrant Shares issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        7.1. Adjustment for Dividends in Stock. In case at any time or from time
             ---------------------------------
to time the holders of shares of the Common Stock shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Warrantholder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Warrantholder would hold on the date of such exercise had it been the holder of record of shares of the Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 7.2 and 7.3.

          7.2. Reclassification, Reorganization or Merger. In case of any
               ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or a change of more than 25% of the voting power of the Common Stock) or in the case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Warrantholder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 7.2 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for securities of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 7.1.

          7.3. Stock Splits and Reverse Stock Splits. If the Company shall
               -------------------------------------
subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Warrant Shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Warrant Shares receivable upon exercise of the Warrant shall be proportionately decreased.

          7.4. Notices of Record Date, Etc. In the event of (a) any taking by
               ---------------------------
the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (the "Distribution"), (b) any capital reorganization or reclassification of the stated capital of the Company or any consolidation or merger of the Company with any other corporation or corporations (other than a wholly-owned subsidiary), or the sale or distribution of all or substantially all of the Company's property and assets (the "Reorganization Event"), or (c) any proposed filing of a registration statement under the Act in connection with a primary public offering of the Company's Common

Stock (the "Registration Event"), the Company will mail or cause to be mailed to the Warrantholder a notice specifying (i) the date of any such Distribution stating the amount and character of such Distribution, (ii) the date on which any such Reorganization Event or Registration Event is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of the Company's securities shall be entitled to exchange their shares of the Company's securities for securities or other property deliverable upon such Reorganization Event. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

          7.5.  Notice of Adjustments. Notice of any adjustment in this Warrant
                ---------------------
shall be given by the Company to the Warrantholder, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes.

     8.   Registration Rights. The Warrantholder shall have the same
          -------------------
registration rights with respect to Registrable Shares as the Holders (as defined in the Investor Rights Agreement (as defined below)) of Registrable Securities (as defined in the Investor Rights Agreement) under Article 3 of that certain Restated Investor Rights Agreement dated as of March 31, 1995, among the Company, the Founders and the Investors named therein, as such agreement was amended as of November 3, 1995, as of June 21, 1999, and as of February 21, 2001 (and as the same may be amended from time to time, the "Investor Rights Agreement"); and all of the terms and provisions of such Article 3 (a copy of which is attached as Exhibit C hereto), including without limitation Section
3.11 therein, shall apply to the Warrantholder and its Registrable Shares. The Warrantholder agrees that it may include its Registrable Shares in any such registration only to the extent that the inclusion of such Registrable Shares will not diminish the amount of Registrable Securities (as defined in the Investor Rights Agreement) which are included in such registration.

     9.   Amendments. Any provision of this Warrant (including registration
          ----------
rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Warrantholders who hold a majority in interest of the Registrable Shares. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Warrantholder and the Company.

     10.  Expiration of the Warrant. Except with respect to the indemnification
          -------------------------
and contribution provisions set forth in Article 3 of the Investor Rights Agreement and applicable pursuant to Section 8 hereof, the obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

     11.  Definitions.
          -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Assignment Form: an Assignment Form in the form annexed hereto as Exhibit
     ---------------                                                   -------
B.
-

     Business Day: any day other than a Saturday, Sunday or a day on which
     ------------
national banks are authorized by law to close in The City of New York, State of New York.

     Common Stock: the meaning specified on the cover of this Warrant.
     ------------

     Company: the meaning specified on the cover of this Warrant.
     -------

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.
     -------------                                                 ---------

     Exercise Price: the meaning specified on the cover of this Warrant.
     --------------

     Expiration Date:  the meaning specified on the cover of this Warrant.
     ---------------

     Fair Market Value:  the meaning specified in Section 1.2.3.
     -----------------

     Investor Rights Agreement:  the meaning specified in Section 8.
     -------------------------

     Nasdaq:  the meaning specified in Section 1.2.3.1.
     ------

     National Market:  the meaning specified in Section 1.2.3.1.
     ---------------

     Registrable Shares: (i) the shares of the Company's Common Stock issued or
     ------------------
issuable upon exercise of the Warrants and (ii) any securities issued or issuable with respect to any securities referred to in subdivision (i) by way of stock split, stock dividend, recapitalization, or similar event, which have not been sold to the public.

     SEC: the Securities and Exchange Commission or any other Federal agency at
     ---
the time administering the Securities Act or the Securities Exchange Act of 1934, as amended, whichever is the relevant statute for the particular purpose.

     Securities Act: the meaning specified on the cover of this Warrant, or any
     --------------
similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     Warrantholder:  the meaning specified on the cover of this Warrant.
     -------------

     Warrant Shares:  the meaning specified on the cover of this Warrant.
     --------------

     12.  Miscellaneous.
          -------------

          12.1.  Entire Agreement. This Warrant constitutes the entire agreement
                 ----------------
between the Company and the Warrantholder with respect to the Warrants.

          12.2.  Binding Effects; Benefits. This Warrant shall inure to the
                 -------------------------
benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

          12.3.  Section and Other Headings. The section and other headings
                 --------------------------
contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          12.4.  Pronouns. All pronouns and any variations thereof refer to the
                 --------
masculine, feminine or neuter, singular or plural, as the context may require.

          12.5. Further Assurances. Each of the Company and the Warrantholder
                ------------------
shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

          12.6. Notices. All notices and other communications required or
                -------
permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                12.6.1.   if to the Company, addressed to:

                          Discovery Therapeutics, Inc.
                          2028 Dabney Road, Suite E-17
                          Richmond, VA 23230
                          Attention: President

                12.6.2.   if to the Warrantholder, addressed to:
                          the address of such Warrantholder
                          appearing on the books of the Company.


Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

          12.7. Separability. Any term or provision of this Warrant which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          12.8. Governing Law. This Warrant shall be deemed to be a contract
                -------------
made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

          12.9. No Rights or Liabilities as Stockholder. Nothing contained in
                ---------------------------------------
this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                        DISCOVERY THERAPEUTICS, INC.


                        By:   /s/ PETER G. SAVAS
                           ---------------------------------
                              Name:  Peter G. Savas
                              Title: President


Dated: July 18, 2001

                                    EXHIBIT A


                                  EXERCISE FORM
                                  -------------

                 (To be executed upon exercise of this Warrant)

           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders (i) payment for such Warrant Shares to the order of Discovery Therapeutics, Inc. (the "Company") in the amount of $__________ or (ii) Warrants to purchase __________ shares of Common Stock of the Company in order to exercise the Conversion Right (as defined in Section 1.2 of this Warrant) and payment of the par value for _________ of the Warrant Shares, in either case, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________ and that such certificates be delivered to __________________ whose address is ________________________________________________________________. (If this is a partial exercise of the Warrant, a new Warrant for the remaining number of unexercised Warrants shall be issued by the Company.)



Dated:___________


                     Signature_____________________________


                              _____________________________
                                      (Print Name)

                              _____________________________
                                      (Street Address)

                              _____________________________
                              (City) (State) (Zip Code)


Signed in the Presence of:


____________________________

                                    EXHIBIT B



                                 ASSIGNMENT FORM
                                 ---------------

               (To be executed only upon transfer of this Warrant)

           For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of Discovery Therapeutics, Inc. (the "Company") to which such Warrant relates and all other rights of the Warrantholder under the within Warrant (including, without limitation, the registration rights provided in Section 8 of the within Warrant), and appoints _______________________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:______________


                         Signature_____________________________


                                  ______________________________
                                           (Print Name)

                                  ______________________________
                                           (Street Address)

                                  ______________________________
                                  (City) (State) (Zip Code)


Signed in the presence of:


_____________________________

                                    EXHIBIT C

   Article 3 of the Restated Investor Rights Agreement dated as of March 31,
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    1995, among the Company, the Founders and the Investors named therein, as
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    such agreement was amended as of November 3, 1995, as of June 21, 1999, and
    ---------------------------------------------------------------------------
    as of February 21, 2001
    -----------------------